                                                    Exhibit 1(c)(iv)



                                   SPECIMEN

                    REGISTERED REPRESENTATIVE'S AGREEMENT

                                      OF

                         CHUBB SECURITIES CORPORATION

[LOGO OF CHUBB SECURITIES CORPORATION APPEARS HERE]

        Chubb Securities Corporation
        One Granite Place, PO Box 2005
        Concord, New Hampshire 03302
        (603) 226-5000


                            SALES REPRESENTATIVE'S
                                   AGREEMENT

  This AGREEMENT is made by and between CHUBB SECURITIES CORPORATION, a corporation organized and existing under the laws of the State of New Hampshire with its principal place of business in Concord, New Hampshire (hereinafter called the Company) and
                        -----------------------------------------------------
                     of                       (hereinafter called the Sales
--------------------    ---------------------
Representative).

In consideration of the premises and the mutual agreements herein made, it is agreed as follows:

Effective Date

  The agreement shall be effective as of
                                         -------------------------------------,
19        .
  --------

Territory

  It is agreed that the Sales Representative will represent the Company in the
State(s) of                     and any other state in which the Sales
           --------------------
Representative becomes registered hereafter.

Terms

1. The Company, subject to the terms and conditions contained herein, hereby authorizes the Sales Representative, as an independent contractor, to represent it in the sale of securities for which the Company may now or hereafter act as principal, dealer, wholesaler or underwriter. The Sales Representative shall at all times act in strict compliance with the state and federal securities laws, including but not limited to the Federal Securities Act of 1933, as amended, and with the rules and regulations of the National Association of Securities Dealers, Inc.

2. The Company reserves the right to accept or reject any or all business submitted to it by the Sales Representative. In all cases in which the question of credit for business, confirmation of orders, or compensation is not definitely stipulated herein, the decision of the Company shall be final.

3. The Sales Representatives agrees to use his/her best efforts on behalf of the Company while so representing it, and will not engage in any employment by, or representation of, any issuer of or dealer in securities other than those offered by the Company without the written consent of the Company. The Sales Representative agrees to promptly report and remit to the Company all checks, drafts or funds of any kind received from customers without commingling same with the Sales Representative's own funds and, in the event of failure to do so, all rights hereunder, including all accrued and accruing commissions, shall immediately terminate. If and when requested by the Company, the Sales Representative shall furnish a surety bond satisfactory to the Company. This Agreement shall be immediately and automatically cancelled upon cancellation of coverage by the surety under said bond.

4. The Sales Representative shall be free to exercise his/her own judgment as to whom to solicit and the time, place and manner of solicitation, subject to the vesting provisions of this Agreement. The Sales Representative shall pay all expenses in connection with conducting business as a Sales Representative and shall comply with all federal and state laws, ordinances and regulations relating thereto. The Sales Representative shall make no solicitation for any securities until he/she have been duly registered under the applicable state and federal laws, and until any license or permit required by law have been obtained, and unless such registration is then in effect.

5. The Sales Representative agrees that, in connection with all solicitations, he/she will not take or recommend any action which they may have reason to believe is not in the best interest of each client or customer. The Sales Representative agrees not to make any untrue statement or misrepresentations, or omit any material facts concerning the securities involved, and will also comply in all respects with the Rules of Fair Practice, and other applicable rules of the National Association of Securities Dealers, Inc. and all applicable federal and state laws.

6. The Sales Representative hereby assigns to the Company any and all commissions or other monies owed to the Sales Representative or which hereafter accrue to the Sales Representative under any contracts he/she may have with the Chubb Life Insurance Company of America or any subsidiary or affiliate thereof, as security for the repayment of any loan or extensions of credit made to the customers of

Form 3-0825 Ed. 12/89 Page 1
the Sales Representative at the Representative's request by the Company or for any losses incurred by the Company in such transaction. The Sales Representative hereby authorizes Chubb Life Insurance Company of America, or applicable subsidiary or affiliate, upon receipt of written demand by the Company, to pay such monies to the Company to the extent of the Company's interest therein.

7. The Sales Representative shall be entitled to commissions with respect to all sales the Sales Representative shall make in accordance with the Commission Schedules issued from time to time by the Company and incorporated by reference herein. Any commission will be paid by the Company to the Sales Representative's District Manager, who will then pay the commission over to the Sales Representative, unless the District Manager specifies in writing to the Company that commissions shall be paid directly to the Sales Representative or as otherwise required by law. All commissions are payable subject to receipt of full payment for the securities sold and the Sales Representative hereby expressly waives all rights to such earned commissions or other payments until such time as the Company is in actual receipt of the concession due in respect to such sale. Payments, if any, made to the Sales Representative or for the Sales Representative's account in excess of commissions earned by the Sales Representative in accordance with said Commission Schedules as amended or supplemented shall be deemed advances against future commissions and the amount of any such excess shall be refunded to the Company in the event of termination of this Agreement, to the extent that such commissions have not been earned prior to such termination. Any indebtedness from the Sales Representative to the Company shall be a first lien upon any amount due the Sales Representative hereunder.

8. If the Sales Representative's license with the National Association of Securities Dealers, Inc. is terminated as a result of retirement, after attaining the age of 55, or as a result of sustaining a total and permanent disability, and if the Sales Representative agrees in the case of such retirement or disability to the continuance of this Agreement and executes a form agreeing not to solicit any new securities business or attempt to obtain licensing with the National Association of Securities Dealers, Inc. through any other entity, or if this Agreement is terminated as a result of the death of the Sales Representative then, in any such case, the Company will continue to pay to the Sales Representative, successors or assigns, all commissions totalling in excess of $100 per annum, on business which was personally produced by the Sales Representative, which would otherwise be due the Sales Representative under the applicable Commissions Schedules, on all accounts which continue to be credited to the Sales Representative as personal production pursuant to the New Customer Account forms executed under this Agreement prior to such termination or death and not resulting from any solicitation after termination, for a period not to exceed five (5) years from the date of such termination or death. All vested payments, as detailed above, shall relate solely to business of the Sales Representative which remains credited to the Sales Representative pursuant to New Customer Account forms executed prior to such termination or death and which remain in force during the term of such vesting. The Company reserves the right not to pay any commissions after termination if the Sales Representative refuses to execute written acknowledgment of the continuance of this Agreement, or if the Company receives proof of further securities solicitation or licensing with the National Association of Securities Dealers, Inc. by the former Sales Representative.

  If this Agreement is terminated for any reason other than death, retirement or permanent and total disability, then no commissions or other compensation shall be paid; provided, however, that if this Agreement is terminated for any reason other than the National Association of Securities Dealers, Inc. disqualification, then commissions will continue to be paid in accordance with the Supplemental Commission Schedule (or any replacement thereof) on all premium payments received by the Company on variable life insurance products.

  The Company will not pay commissions to any Sales Representative who is disqualified from association with any member of the National Association of Securities Dealers, Inc. because of revocation, expulsion, suspension, or any other reason, nor will the Company pay commissions in violation of any applicable laws or regulations.

9. The Company will, each month, furnish to the Sales Representative a statement of the Sales Representative's account showing all earnings and payments made to his/her account and the balance due from the Company and the amount of any indebtedness due from the Sales Representative to the Company. The Sales Representative agrees to notify the Company, in writing, within 30 days, of any discrepancy or disagreement with such statement in any respect, and in the absence of such notice, the statement shall be conclusively presumed to be correct unless the parties mutually agree to an adjustment in writing.

10. The Company may offset against any commissions or other monies accruing to the account of the Sales Representative any debts, liabilities, or other obligations of the Sales Representative due to the Company or any affiliate of the Company. The Company may also in its sole discretion offset against any commissions or other monies accruing to the account of the Sales Representative any debts or liabilities of the Sales Representative due to his/her District Manager.

11. Should the Sales Representative transfer to a new District Manager's agency, any override commissions shall then be paid to the new District Manager. Should the Sales Representative become a District Manager, the Sales Representative shall then be entitled to both commissions and override commissions due under the terms of this Agreement and the District Manager's Agreement.

12. The Sales Representative shall obtain and maintain for the term of this Agreement errors and omissions insurance satisfactory to the Company, and shall provide proof of such coverage to the Company.

13. With respect to any concession which the Company may receive as a residual concession at the termination of a direct participation program, it being understood that any such residual concession to the Company is contingent in nature and there is no guarantee that the Company will ever actually receive such payment, the Company will, upon receipt of such residual concession, pay out a commission to the Sales Representative in accordance with the vesting schedule as follows: (i) If the Sales Representative has been under agreement with the Company for no less than one nor more than five years, then he/she shall be vested to receive any residual concession three years or more after the program sale is made;

(ii) If the Sales Representative has been under agreement with the Company for no less than six nor more than ten years, he/she shall be vested to receive any residual concession two years or more after the program sale is made; and

(iii) If the Sales Representative has been under agreement with the Company for more than ten years, then he/she shall be vested to receive any residual concession one year or more after the program sale is made;
provided, however, that the Sales Representative must continue to be under agreement with the Company for the number of years set forth in applicable portion of the above vesting schedule after a program sale is made. If the Sales Representative does not remain under agreement for the applicable number of years after a program sale is made, then no residual concession shall be paid. The amount of the residual concession commission paid shall be as set forth in the Commission Schedule in effect at the time of the payment.

Payment of a commission to the Sales Representative out of any residual concessions received by the Company will be considered as any other commission and all provisions of this Agreement which relate to commissions will also apply to these commissions, specifically including but not limited to the terms of paragraphs 8 and 9.

14. This Agreement may be terminated at any time by either party upon thirty
(30) days written notice to the other, and may be terminated immediately by the Company for cause. Notice of such termination shall be deemed to be given on the day mailed or delivered. If mailed to the Company, it shall be addressed to the principal office of the Company at One Granite Place, Concord, New Hampshire and if mailed to the Representative shall be addressed to their last known address as shown on the records of the Company. If this Agreement is terminated for any reason other than those set forth in Paragraph 8, above, then pay commissions generated by the Sales Representative and not paid prior to the termination date shall be paid to the Sales Representative's District Manager.

15. This Agreement is made in the State of New Hampshire and all questions concerning its validity, construction or otherwise shall be determined under the laws of New Hampshire.


IN WITNESS WHEREOF, the parties hereto have executed this agreement in duplicate as of the date first written below.

CHUBB Securities Corporation           District Manager
                                                       -------------------------

by:                                          Date:
   ---------------------------------              ------------------------------

Date:                                  Sales Representative:
     -------------------------------                        --------------------

                                             Date:
                                                  ------------------------------

[LOGO OF CHUBB SECURITIES CORPORATION APPEARS HERE]

        Chubb Securities Corporation
        One Granite Place, P0 Box 2005
        Concord, New Hampshire 03302
        (603) 226-5000


                         CHUBB SECURITIES CORPORATION

                              COMMISSION SCHEDULE


This Commission Schedule is a part of the Sales Representative Agreement entered into by the Sales Representative and the Company and is incorporated by reference therein.

Commissions on sales made and concession received by the Company will be paid in accordance with the Agreement and the following schedule:

     % of dealer concession for:  (40% unless otherwise indicated and not to
-----                             exceed percentage paid to District Manager)

   1. Mutual Fund Cash Sales.

   2. Variable or Fixed Annuity and Mutual Fund Contractual Sales on first year and subsequent payments.

   3. Private Placements - as received for all staged-in payments. For the purposes of computing commissions on private placements, the Company shall retain one-third of any marketing or due diligence expense allowance (or other terminology generally accepted to mean such a concept) paid on a per unit basis in excess of 9%, and will pay commissions out of the balance.

   4. General Securities Sales of any other type based on 80% of the dealer concession generated from the general securities transactions, net of ticket and administrative charges.

   5. Public Limited Partnerships, Unit Investment Trusts.

Any other securities made available through the Company's facilities - in accordance with Supplemental Commission Schedules.

This Commission Schedule rescinds and replaces all prior commission schedules issued by the Company as of its effective date and will continue in effect until such time as a new Schedule of Commissions may be established by the Company.

District/Branch Manager                                          Name
                        ----------------------------------------

                                                                 Signature
                        ----------------------------------------

Sales Representative                                             Name
                        ----------------------------------------

                                                                 Signature
                        ----------------------------------------

Date
                        ----------------------------------------